Filed pursuant to Rule 433(d) - Registration Statement No. 333-131136

CMLTI 2006-AR6

PRELIMINARY TERM SHEET
$[711,815,800] (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates Series 2006-AR6
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty, Corp. Sponsor
Wells Fargo Bank N.A. Fifth Third Bank Originators and Servicers

The following is a preliminary Term Sheet. All terms and statements are subject to change.

July 27, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You June get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus June be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus June reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You June withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Sandra Gates	(212) 723-6658	sandra.gates@citigroup.com
Matthew Fallon	(212) 723-6334	matthew.c.fallon@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-4589	oleg.saitskiy@citigroup.com
Vadim Krisyan	(212) 723-6590	vadim.krisyan@citigroup.com
Michael Park	(212) 723-6402	michael.park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Term Sheet	Date Prepared: July 27, 2006

Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2006-AR6

Approximate Total Principal Amount Offered: $[711,815,800]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Type	Expected Ratings (TBD)
1-A1	$[674,351,800]	TBD	TBD	WAC(2)	24	Super Senior Pass-Through	AAA
1-A2	$ [37,464,000]	TBD	TBD	WAC(2)	24	Senior Support	AAA
1-AR
1-B1	These classes will not be offered
1-B2
1-B3
1-B4
1-B5
1-B6

(1)
The class sizes are approximate and subject to +/- 5% variance and final rating agency levels. This transaction has three independent groups of collateral: Group 1, Group 2 and Group 3 Mortgage Loans. Only the Group 1 Cert1ficates supported by the Group 1 Mortgage Loans are offered pursuant to this term sheet.

(2)	Class 1-A1 and Class 1-A2 Certificates will bear a coupon rate equal to Net Weighted Average Rate of the Group 1 Mortgage Loans.

Title of the Securities:              Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR6

Offered Certificates:
Approximately $[711,815,800] variable-rate Class 1-A1 Certificates (the “Group 1 Super Senior Certificates”) and Class 1-A2 Certificates (the “Group 1 Senior Support Certificates” and together with the Super Senior Certificates referred to as the “Group 1 Senior Certificates” or the “Class 1-A Certificates”) will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates (collectively referred to as the “Class 1-B Certificates” or the “Group 1 Subordinate Certificates”) and the Class 1-AR Certificates (the “Group 1 Residual Certificates”) will not be offered.

Cut-off Date:	August 1, 2006

Settlement Date:	On or about August 31, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in September 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, Series 2006-AR6. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originators and Servicers:	Wells Fargo Bank N.A.
Fifth Third Bank

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Mortgage
Loans:
The Group 1 mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 1,190 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $749,279,874 (the “Group 1 Mortgage Loans”). The mortgage rates on the Group 1 Mortgage Loans are determined based on a 12-Month LIBOR or 1-Year CMT index and have initial payment adjustments occurring ten years after their respective first payment dates. The rate adjustment frequency of the Group 1 Mortgage Loans is annual after the initial rate adjustment.

Structure:
The trust contains three sets of notes with three independent groups of collateral (the Mortgage Loans) and three independent structures. The Structure is classified as Senior/Subordinate, shifting interest.

Pass-Through Rate:	For each class of the Class A Certificates, the weighted average of the Net Mortgage Rates of the Mortgage Loans.
For the Class B Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Credit Enhancement:
Credit enhancement for the Class 1-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 1-B Certificates will be subordinate to, and provide credit enhancement for, the Class 1-A Certificates. The Group 1 Super Senior Certificates will also have additional credit enhancement from the Group 1 Senior Support Certificates with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (TBD)	Initial Subordination Percentage*
Class 1-A Certificates	AAA	[5.00]% (+/- 50 bps)
              *  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:                         With respect to any Distribution Date, the scheduled payments collected or advanced on the Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:                                With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:                   With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Payment Priority:                       On each Distribution Date, the payment to the Certificates, to the extent of  available funds, will generally be made in the following order of priority:

1.	Distributions of interest, concurrently, to the holders of the Class 1-A Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.
Distributions of principal from the Mortgage Loans, concurrently, to the holders of the related Class 1-A Certificates (and on the first distribution date, first to the Class 1-AR Certificates), each class’s allocable share of principal;

3. From remaining available funds, as follows:

a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 1-B Certificates in order of their numerical class designations, beginning with the Class 1-B1, until each class of Class 1-B Certificates shall have received such interest; and

b.	to the Class 1-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 1-B Certificates

Allocation of Losses:
Realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1-B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each Class 1-B Certificates has been reduced to zero. Thereafter, realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1-A2 Certificates and, if the certificate principal balance of the Class 1-A2 Certificates has been reduced to zero, then to the Class 1-A1 Certificates. Realized losses allocated to a class of certificates will be affected by reducing the certificate principal balance of such class by the amount so allocated. Once realized losses are allocated, such amounts will no longer accrue interest and will not be reinstated.

Class                                                                Loss Protection
Group 1 Super Senior Certificates               [10.00]% (+/- 50bps)
Group 1 Senior Support Certificates           [5.00]% (+/- 50bps)

Allocation of Scheduled
Principal:                                    On each Distribution Date, the Class 1-A Certificates will be entitled to receive the Group 1 Senior Percentage of all scheduled principal collected or advanced and the Class 1-B Certificates will be entitled to receive the Group 1 Subordinate Percentage of all scheduled principal collected or advanced. The “Group 1 Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 1-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period. The “Group 1 Subordinate Percentage” on any Distribution Date will be 100% minus the Group 1 Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 1-A Certificates will be entitled to receive 100% of the unscheduled principal received on the Group 1 Mortgage Loans through the Distribution Date in August 2013. After such time the prepayment percentages for the Class 1-A Certificates will be the Group 1 Senior Percentage of such principal plus a declining portion of the Group 1 Subordinate Percentage of such principal. The prepayment percentages for the Class 1-B Certificates will be as follows:

September 2013 - August 2014 30% of their pro rata share
September 2014 - August 2015 40% of their pro rata share
September 2015 - August 2016 60% of their pro rata share
September 2016 - August 2017 80% of their pro rata share
September 2017 - and after 100% of their pro rata share
Provided that any of the following conditions are satisfied:

(i)
the aggregate principal balance of the Group 1 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 1-B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 1 Mortgage Loans do not exceed the then applicable Trigger Amount

The prepayment percentage with respect to the Class 1-A Certificates will not  decrease as  scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in August 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in August 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 1-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class 1-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:
Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Group 1 Subordinate Certificates
September 2013 - August 2014	30%
September 2014 - August 2015	35%
September 2015 - August 2016	40%
September 2016 - August 2017	45%
September 2017 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) shall purchase all of the Group 1 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 1 Mortgage Loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
Each Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent a Servicer fails to do so, the Master Servicer will be required to make such advances. Each Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of loans, each Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. To the extent the Servicer fails to do so, the Master Servicer will be required to make such payment of compensating interest.

Underwriting Standards:	The Group 1 Mortgage Loans were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 1-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 1-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 1-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 1-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2006-AR6” from the list provided.

Group 1 Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,190
Aggregate Original Principal Balance:	$754,502,067.20	(+/-) 7%
Aggregate Current Principal Balance:	$749,279,874.15	(+/-) 7%
Average Original Loan Balance:	$634,035.35	Approx.
Average Current Loan Balance:	$629,646.95	Approx.
Percent of Interest Only Loans:	87.10	Approx.
1st Lien:	100.00
Percent with Prepayment Penalty:	0.00
Wtd. Avg. Net/Gross Coupon:	6.106% / 6.356%	(+/-) 7 bps
GWAC Range:	4.875% - 7.375%	Approx.
Index:
12-Month LIBOR	0.89%	Approx.
1-Year CMT	99.11%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
12-Month LIBOR	2.000% / 2.250%	(+/-) 7 bps
1-Year CMT	2.499% / 2.749%	(+/-) 7 bps
Reset Frequency:
Annually	100.00%
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	117	(+/-) 1 month
Wtd. Avg. Next Change Date:	5/13/2016	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.495% / 2.745%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.106% / 11.356%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.71%	Approx.
Wtd. Avg. Combined LTV:	81.40%	Approx.
Percent with Silent Second Lien:	48.14%	Approx
Percent Relocation Loans:	3.83	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	736	Approx.
Geographic Distribution: (>5%)
California Florida Virginia Washington Maryland	48.40%	Approx.
New York	7.83%	Approx.
New Jersey	5.80%	Approx.
Originator:
Wells Fargo	99.20%	Approx.
Fifth Third	0.80%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
112,000.00 - 125,000.00	1	112,000.00	0.01	6.000	697	80.00
150,000.01 - 175,000.00	3	488,700.59	0.07	5.953	723	69.46
200,000.01 - 225,000.00	3	664,969.99	0.09	6.245	761	77.26
225,000.01 - 250,000.00	3	739,743.62	0.10	5.792	780	55.61
250,000.01 - 275,000.00	1	263,395.00	0.04	5.500	756	80.00
275,000.01 - 300,000.00	6	1,734,125.67	0.23	5.982	756	75.01
300,000.01 - 333,700.00	2	636,776.43	0.08	6.249	673	75.00
333,700.01 - 350,000.00	3	1,046,304.94	0.14	5.918	715	75.67
350,000.01 - 400,000.00	4	1,514,039.81	0.20	6.064	729	64.48
400,000.01 - 500,000.00	341	157,722,402.79	21.05	6.367	736	77.38
500,000.01 - 600,000.00	334	183,259,698.55	24.46	6.397	739	77.92
600,000.01 - 700,000.00	191	123,696,460.89	16.51	6.402	736	75.79
700,000.01 - 800,000.00	109	81,964,463.98	10.94	6.335	742	76.86
800,000.01 - 900,000.00	57	48,515,362.72	6.47	6.377	739	74.02
900,000.01 - 1,000,000.00	97	94,352,776.31	12.59	6.359	731	73.84
1,000,000.01 - 1,500,000.00	23	29,355,441.04	3.92	6.076	727	66.63
1,500,000.01 - 2,000,000.00	10	18,442,951.91	2.46	6.256	725	67.22
2,000,000.01 - 2,401,000.00	2	4,770,259.91	0.64	5.877	751	63.60
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The average current balance, as of the cut-off date is approximately $629,647.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
112,000.00 - 125,000.00	1	112,000.00	0.01	6.000	697	80.00
150,000.01 - 175,000.00	3	488,700.59	0.07	5.953	723	69.46
200,000.01 - 225,000.00	1	220,000.00	0.03	6.625	779	78.57
225,000.01 - 250,000.00	3	739,743.62	0.10	5.792	780	55.61
250,000.01 - 275,000.00	1	263,395.00	0.04	5.500	756	80.00
275,000.01 - 300,000.00	4	1,144,651.61	0.15	5.812	734	72.45
300,000.01 - 333,700.00	2	636,776.43	0.08	6.249	673	75.00
333,700.01 - 350,000.00	1	346,461.00	0.05	5.625	695	89.99
350,000.01 - 400,000.00	4	1,473,883.75	0.20	5.910	733	58.64
400,000.01 - 500,000.00	341	157,190,132.78	20.98	6.366	736	77.37
500,000.01 - 600,000.00	333	182,192,274.55	24.32	6.398	739	77.95
600,000.01 - 700,000.00	191	123,045,032.12	16.42	6.401	736	75.76
700,000.01 - 800,000.00	113	83,964,341.51	11.21	6.329	743	76.90
800,000.01 - 900,000.00	56	47,694,567.31	6.37	6.385	738	73.62
900,000.01 - 1,000,000.00	101	97,199,261.02	12.97	6.360	732	74.10
1,000,000.01 - 1,500,000.00	22	28,178,191.04	3.76	6.100	725	66.30
1,500,000.01 - 2,000,000.00	10	17,620,201.91	2.35	6.192	723	66.26
2,000,000.01 - 2,500,000.00	3	6,770,259.91	0.90	6.024	758	68.45
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The average balance at origination, as of the cut-off date is approximately $634,035.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Wells Fargo	1,180	743,275,761.35	99.20	6.354	736	75.72
Fifth Third	10	6,004,112.80	0.80	6.563	742	74.55
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
4.875 - 4.999	1	480,708.00	0.06	4.875	793	80.00
5.000 - 5.499	12	8,284,443.36	1.11	5.245	751	70.30
5.500 - 5.999	158	102,257,475.57	13.65	5.696	735	72.01
6.000 - 6.499	451	287,596,275.37	38.38	6.273	743	76.57
6.500 - 6.999	538	331,793,263.15	44.28	6.619	732	76.18
7.000 - 7.375	30	18,867,708.70	2.52	7.082	708	76.48
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average current rate, as of the cut-off date is approximately 6.356%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
240	1	430,201.57	0.06	5.625	813	80.00
360	1,189	748,849,672.58	99.94	6.356	736	75.70
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
238 - 300	1	430,201.57	0.06	5.625	813	80.00
301 - 359	1,189	748,849,672.58	99.94	6.356	736	75.70
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
First	1,190	749,279,874.15	100.00	6.356	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
No Simultaneous Second	620	388,566,811.56	51.86	6.335	738	74.33
Has Simultaneous Second	570	360,713,062.59	48.14	6.377	735	77.20
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Original Loan To Value Ratio (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
23.73 - 25.00	2	1,792,649.42	0.24	5.890	760	23.89
30.01 - 35.00	3	1,791,374.95	0.24	6.552	705	32.84
35.01 - 40.00	5	4,537,907.51	0.61	5.760	720	37.07
40.01 - 45.00	7	5,639,041.61	0.75	6.080	727	42.39
45.01 - 50.00	7	4,909,123.23	0.66	6.219	697	47.40
50.01 - 55.00	17	13,433,002.91	1.79	6.077	722	53.18
55.01 - 60.00	20	14,645,384.72	1.95	6.140	700	58.00
60.01 - 65.00	47	33,091,320.39	4.42	6.400	716	63.00
65.01 - 70.00	62	47,279,869.32	6.31	6.326	727	68.64
70.01 - 75.00	111	77,237,522.05	10.31	6.437	721	73.48
75.01 - 80.00	900	540,460,578.80	72.13	6.366	743	79.58
80.01 - 85.00	2	1,041,049.44	0.14	6.565	702	85.00
85.01 - 90.00	3	1,567,658.67	0.21	5.982	693	90.00
90.01 - 95.00	4	1,853,391.13	0.25	6.643	687	95.00
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 75.71%.

Original Combined Loan To Value Ratio (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
23.73 - 30.00	2	1,792,649.42	0.24	5.890	760	23.89
30.01 - 40.00	6	3,979,540.25	0.53	6.253	706	35.03
40.01 - 50.00	12	10,148,184.89	1.35	6.007	720	43.31
50.01 - 60.00	28	19,384,458.47	2.59	6.142	704	55.50
60.01 - 70.00	91	63,820,915.04	8.52	6.301	730	64.30
70.01 - 75.00	89	62,373,953.85	8.32	6.449	721	71.98
75.01 - 80.00	422	261,655,062.64	34.92	6.333	745	78.89
80.01 - 85.00	34	22,788,813.47	3.04	6.288	730	76.70
85.01 - 90.00	320	198,788,036.41	26.53	6.404	737	79.06
90.01 - 95.00	137	78,868,744.86	10.53	6.364	735	79.75
95.01 - 100.00	48	25,044,514.85	3.34	6.525	747	79.42
100.01 - 100.01	1	635,000.00	0.08	5.500	677	79.47
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 81.40%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
610 - 620	1	635,844.11	0.08	6.750	610	75.00
621 - 640	9	5,591,006.91	0.75	6.404	628	73.56
641 - 660	22	15,468,763.22	2.06	6.492	651	74.20
661 - 680	107	65,932,710.00	8.80	6.446	671	73.87
681 - 700	184	120,592,602.96	16.09	6.361	691	72.57
701 - 720	166	104,815,381.12	13.99	6.427	711	75.88
721 - 740	103	64,211,253.32	8.57	6.321	731	76.17
741 - 760	143	87,865,959.01	11.73	6.348	751	77.31
761 - 780	195	123,276,122.61	16.45	6.287	771	77.04
781 - 800	204	126,158,227.88	16.84	6.318	789	76.54
801 - 817	56	34,732,003.01	4.64	6.339	807	77.94
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average FICO, as of the cut-off date is approximately 736.

Geographic Concentration	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
California	548	362,686,016.82	48.40	6.415	739	75.43
New York	89	58,658,140.60	7.83	6.257	740	73.14
New Jersey	70	43,468,952.31	5.80	6.358	729	77.24
Virginia	58	34,609,903.82	4.62	6.302	743	79.05
Florida	55	33,176,661.47	4.43	6.380	727	74.89
Washington	44	24,528,691.86	3.27	6.262	726	76.54
Maryland	38	22,949,916.26	3.06	6.324	738	76.39
Colorado	36	19,830,924.22	2.65	6.195	734	77.90
Arizona	31	18,437,987.58	2.46	6.428	722	74.28
Illinois	26	14,720,054.17	1.96	6.312	736	76.82
Massachusetts	21	12,310,552.38	1.64	6.318	736	75.68
Pennsylvania	20	12,305,381.50	1.64	6.068	745	75.78
Texas	16	10,226,456.16	1.36	6.042	727	73.69
District of Columbia	16	9,380,637.24	1.25	6.369	744	77.93
Connecticut	12	7,714,887.05	1.03	6.133	720	72.86
Others	110	64,274,710.71	8.58	6.347	735	76.44
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
One Year CMT	1,179	742,647,761.35	99.11	6.354	736	75.71
Twelve Month LIBOR	11	6,632,112.80	0.89	6.557	744	75.06
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Annually	1,190	749,279,874.15	100.00	6.356	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
2.250 - 2.500	15	8,235,433.66	1.10	6.521	738	75.43
2.501 - 2.750	1,175	741,044,440.49	98.90	6.354	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average margin, as of the cut-off date is approximately 2.745%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
5.000	1,190	749,279,874.15	100.00	6.356	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
2.000	1,190	749,279,874.15	100.00	6.356	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
9.875 - 9.900	1	480,708.00	0.06	4.875	793	80.00
10.000 - 10.400	12	8,284,443.36	1.11	5.245	751	70.30
10.500 - 10.900	158	102,257,475.57	13.65	5.696	735	72.01
11.000 - 11.400	451	287,596,275.37	38.38	6.273	743	76.57
11.500 - 11.900	538	331,793,263.15	44.28	6.619	732	76.18
12.000 - 12.375	30	18,867,708.70	2.52	7.082	708	76.48
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.356%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
2.250 - 2.500	15	8,235,433.66	1.10	6.521	738	75.43
2.501 - 2.750	1,175	741,044,440.49	98.90	6.354	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.745%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
2015-06	4	3,097,958.42	0.41	5.579	723	65.99
2015-07	14	11,054,309.50	1.48	5.487	753	68.90
2015-08	7	5,963,843.81	0.80	5.483	733	55.34
2015-09	10	7,145,697.07	0.95	5.588	725	67.09
2015-10	16	9,417,747.95	1.26	5.635	727	64.33
2015-11	14	7,047,155.91	0.94	5.850	748	72.51
2015-12	12	8,049,954.87	1.07	6.061	733	64.46
2016-01	4	3,391,033.43	0.45	6.113	740	60.63
2016-02	2	1,346,200.00	0.18	6.367	767	80.00
2016-03	7	4,591,381.56	0.61	6.028	739	76.67
2016-04	17	9,460,116.88	1.26	6.414	732	77.60
2016-05	101	69,274,370.14	9.25	6.428	726	75.74
2016-06	815	504,720,061.34	67.36	6.411	737	76.62
2016-07	167	104,720,043.27	13.98	6.393	742	76.38
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Single Family	985	628,903,312.22	83.93	6.369	736	75.51
Condominium	171	99,439,866.64	13.27	6.293	741	76.90
Multi-Family (2-4 Units)	15	10,050,281.03	1.34	6.417	733	77.45
Co-Op	16	9,422,966.76	1.26	6.027	735	75.70
PUD	3	1,463,447.50	0.20	6.627	756	66.48
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Primary	1,105	699,186,153.37	93.31	6.354	737	75.74
Second Home	77	46,421,622.57	6.20	6.378	732	75.08
Investor	8	3,672,098.21	0.49	6.377	696	77.76
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Purchase	839	527,565,345.43	70.41	6.326	744	77.66
Cash-Out Refinance	200	121,392,568.62	16.20	6.480	719	70.05
Rate/Term Refinance	151	100,321,960.10	13.39	6.358	719	72.31
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Doc Type (Income - Assets)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Stated - Verified	740	478,001,076.03	63.79	6.392	738	76.34
Stated - Stated	274	152,034,549.63	20.29	6.381	760	74.10
Verified - Verified	174	118,378,248.49	15.80	6.178	701	75.24
Verified - Stated	2	866,000.00	0.12	6.286	719	70.91
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
None	164	96,633,905.74	12.90	6.216	727	75.55
120	1,026	652,645,968.41	87.10	6.376	738	75.73
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
LTV Less than or Equal to 80%	1,182	745,631,585.52	99.51	6.355	737	75.63
PMI	1	431,447.17	0.06	6.375	784	95.00
Radian	4	1,671,701.12	0.22	6.097	691	89.67
RMIC	1	425,540.90	0.06	7.250	644	95.00
United Guaranty	2	1,119,599.44	0.15	6.618	679	90.29
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

CMLTI 2006-AR6

PRELIMINARY TERM SHEET
$[711,815,800] (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates Series 2006-AR6
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty, Corp. Sponsor
Wells Fargo Bank N.A. Fifth Third Bank Originators and Servicers

The following is a preliminary Term Sheet. All terms and statements are subject to change.

[Missing Graphic Reference]

July 27, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You June get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus June be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus June reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You June withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Sandra Gates	(212) 723-6658	sandra.gates@citigroup.com
Matthew Fallon	(212) 723-6334	matthew.c.fallon@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-4589	oleg.saitskiy@citigroup.com
Vadim Krisyan	(212) 723-6590	vadim.krisyan@citigroup.com
Michael Park	(212) 723-6402	michael.park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Term Sheet	Date Prepared: July 27, 2006

Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2006-AR6

Approximate Total Principal Amount Offered: $[711,815,800]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Type	Expected Ratings (TBD)
1-A1	[556,469,000]	TBD	TBD	WAC(2)	24	Super Senior Sequential	AAA
1-A2	[117,882,800]	TBD	TBD	WAC(2)	24	Super Senior Sequential	AAA
1-AB	[37,464,000]	TBD	TBD	WAC(2)	24	Senior Support	AAA
1-AR
1-B1	These classes will not be offered
1-B2
1-B3
1-B4
1-B5
1-B6

(1)
The class sizes are approximate and subject to +/- 5% variance and final rating agency levels. This transaction has three independent groups of collateral: Group 1, Group 2 and Group 3 Mortgage Loans. Only the Group 1 Cert1ficates supported by the Group 1 Mortgage Loans are offered pursuant to this term sheet.

(2)	Class 1-A1, Class 1-A2, and Class 1-AB Certificates will bear a coupon rate equal to Net Weighted Average Rate of the Group 1 Mortgage Loans.

Title of the Securities:               Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR6

Offered Certificates:
Approximately $[711,815,800] variable-rate Class 1-A1 and Class 1-A2 Certificates (the “Group 1 Super Senior Certificates”) and Class 1-AB Certificates (the “Group 1 Senior Support Certificates” and together with the Group 1 Super Senior Certificates referred to as the “Group 1 Senior Certificates” or the “Class 1-A Certificates”) will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates (collectively referred to as the “Class 1-B Certificates” or the “Group 1 Subordinate Certificates”) and the Class 1-AR Certificates (the “Group 1 Residual Certificates”) will not be offered.

Cut-off Date:	August 1, 2006

Settlement Date:	On or about August 31, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in September 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, Series 2006-AR6. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originators and Servicers:	Wells Fargo Bank N.A.
Fifth Third Bank

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Mortgage Loans:
The Group 1 mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 1,190 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $749,279,874 (the “Group 1 Mortgage Loans”). The mortgage rates on the Group 1 Mortgage Loans are determined based on a 12-Month LIBOR or 1-Year CMT index and have initial payment adjustments occurring ten years after their respective first payment dates. The rate adjustment frequency of the Group 1 Mortgage Loans is annual after the initial rate adjustment.

Structure:
The trust contains three sets of notes with three independent groups of collateral (the Mortgage Loans) and three independent structures. The Structure is classified as Senior/Subordinate, shifting interest.

Pass-Through Rate:	For each class of the Class 1-A Certificates, the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans.
For the Class 1-B Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Credit Enhancement:
Credit enhancement for the Class 1-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 1-B Certificates will be subordinate to, and provide credit enhancement for, the Class 1-A Certificates. The Group 1 Super Senior Certificates will also have additional credit enhancement from the Group 1 Senior Support Certificates with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (TBD)	Initial Subordination Percentage*
Class 1-A Certificates	AAA	[5.00]% (+/- 50 bps)
           *  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:                         With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 1 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:                                With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:                   With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Payment Priority:                       On each Distribution Date, the payment to the Certificates, to the extent of  available funds, will generally be made in the following order of priority:

1.	Distributions of interest, concurrently, to the holders of the Class 1-A Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.	Distributions of principal from the Mortgage Loans, concurrently, to the holders of the Class 1-A Certificates (and on the first distribution date, first to the Class 1-AR Certificates), as follows:

a.	[94.7368406265]% to the Class 1-A1 and Class 1-A2 Certificates, in that order, until reduced to zero; and

b.  [5.2631593735]% to the Class AB Certificates, until reduced to zero;

3. From remaining available funds, as follows:

a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 1-B Certificates in order of their numerical class designations, beginning with the Class 1-B1, until each class of Class 1-B Certificates shall have received such interest; and

b.	to the Class 1-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 1-B Certificates.

Allocation of Losses:
Realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1-B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each Class 1-B Certificates has been reduced to zero. Thereafter, realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1-AB Certificates and, if the certificate principal balance of the Class 1-AB Certificates has been reduced to zero, then to the Class 1-A1 and Class 1-A2 Certificates on a pro rata basis. Realized losses allocated to a class of certificates will be affected by reducing the certificate principal balance of such class by the amount so allocated. Once realized losses are allocated, such amounts will no longer accrue interest and will not be reinstated.

Class  Loss Protection
Group 1 Super Senior Certificates   [10.00]% (+/- 50bps)
Group 1 Senior Support Certificates  [5.00]% (+/- 50bps)

Allocation of Scheduled
Principal:                                     On each Distribution Date, the Class 1-A Certificates will be entitled to receive the Group 1 Senior Percentage of all scheduled principal collected or advanced and the Class B Certificates will be entitled to receive the Group 1 Subordinate Percentage of all scheduled principal collected or advanced. The “Group 1 Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 1-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period. The “Group 1 Subordinate Percentage” on any Distribution Date will be 100% minus the Group 1 Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 1-A Certificates will be entitled to receive 100% of the unscheduled principal received on the Group 1 Mortgage Loans through the Distribution Date in August 2013. After such time the prepayment percentages for the Class 1-A Certificates will be the Group 1 Senior Percentage of such principal plus a declining portion of the Group 1 Subordinate Percentage of such principal. The prepayment percentages for the Class 1-B Certificates will be as follows:

September 2013 - August 2014 30% of their pro rata share
September 2014 - August 2015 40% of their pro rata share
September 2015 - August 2016 60% of their pro rata share
September 2016 - August 2017 80% of their pro rata share
September 2017 - and after 100% of their pro rata share
Provided that any of the following conditions are satisfied:

(i)
the aggregate principal balance of the Group 1 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 1-B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 1 Mortgage Loans do not exceed the then applicable Trigger Amount

The prepayment percentage with respect to the Class 1-A Certificates will not  decrease as  scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in August 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in August 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans.

                                        Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 1-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class 1-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:
Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Group 1 Subordinate Certificates
September 2013 - August 2014	30%
September 2014 - August 2015	35%
September 2015 - August 2016	40%
September 2016 - August 2017	45%
September 2017 - and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) shall purchase all of the Group 1 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 1 Mortgage Loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
Each Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent a Servicer fails to do so, the Master Servicer will be required to make such advances. Each Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of loans, each Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. To the extent the Servicer fails to do so, the Master Servicer will be required to make such payment of compensating interest.

Underwriting Standards:	The Group 1 were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 1-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 1-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 1-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 1-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2006-AR6” from the list provided.

Group 1 Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,190
Aggregate Original Principal Balance:	$754,502,067.20	(+/-) 7%
Aggregate Current Principal Balance:	$749,279,874.15	(+/-) 7%
Average Original Loan Balance:	$634,035.35	Approx.
Average Current Loan Balance:	$629,646.95	Approx.
Percent of Interest Only Loans:	87.10	Approx.
1st Lien:	100.00
Percent with Prepayment Penalty:	0.00
Wtd. Avg. Net/Gross Coupon:	6.106% / 6.356%	(+/-) 7 bps
GWAC Range:	4.875% - 7.375%	Approx.
Index:
12-Month LIBOR	0.89%	Approx.
1-Year CMT	99.11%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
12-Month LIBOR	2.000% / 2.250%	(+/-) 7 bps
1-Year CMT	2.499% / 2.749%	(+/-) 7 bps
Reset Frequency:
Annually	100.00%
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	117	(+/-) 1 month
Wtd. Avg. Next Change Date:	5/13/2016	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.495% / 2.745%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.106% / 11.356%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.71%	Approx.
Wtd. Avg. Combined LTV:	81.40%	Approx.
Percent with Silent Second Lien:	48.14%	Approx
Percent Relocation Loans:	3.83	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	736	Approx.
Geographic Distribution: (>5%)
California Florida Virginia Washington Maryland	48.40%	Approx.
New York	7.83%	Approx.
New Jersey	5.80%	Approx.
Originator:
Wells Fargo	99.20%	Approx.
Fifth Third	0.80%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
112,000.00 - 125,000.00	1	112,000.00	0.01	6.000	697	80.00
150,000.01 - 175,000.00	3	488,700.59	0.07	5.953	723	69.46
200,000.01 - 225,000.00	3	664,969.99	0.09	6.245	761	77.26
225,000.01 - 250,000.00	3	739,743.62	0.10	5.792	780	55.61
250,000.01 - 275,000.00	1	263,395.00	0.04	5.500	756	80.00
275,000.01 - 300,000.00	6	1,734,125.67	0.23	5.982	756	75.01
300,000.01 - 333,700.00	2	636,776.43	0.08	6.249	673	75.00
333,700.01 - 350,000.00	3	1,046,304.94	0.14	5.918	715	75.67
350,000.01 - 400,000.00	4	1,514,039.81	0.20	6.064	729	64.48
400,000.01 - 500,000.00	341	157,722,402.79	21.05	6.367	736	77.38
500,000.01 - 600,000.00	334	183,259,698.55	24.46	6.397	739	77.92
600,000.01 - 700,000.00	191	123,696,460.89	16.51	6.402	736	75.79
700,000.01 - 800,000.00	109	81,964,463.98	10.94	6.335	742	76.86
800,000.01 - 900,000.00	57	48,515,362.72	6.47	6.377	739	74.02
900,000.01 - 1,000,000.00	97	94,352,776.31	12.59	6.359	731	73.84
1,000,000.01 - 1,500,000.00	23	29,355,441.04	3.92	6.076	727	66.63
1,500,000.01 - 2,000,000.00	10	18,442,951.91	2.46	6.256	725	67.22
2,000,000.01 - 2,401,000.00	2	4,770,259.91	0.64	5.877	751	63.60
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The average current balance, as of the cut-off date is approximately $629,647.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
112,000.00 - 125,000.00	1	112,000.00	0.01	6.000	697	80.00
150,000.01 - 175,000.00	3	488,700.59	0.07	5.953	723	69.46
200,000.01 - 225,000.00	1	220,000.00	0.03	6.625	779	78.57
225,000.01 - 250,000.00	3	739,743.62	0.10	5.792	780	55.61
250,000.01 - 275,000.00	1	263,395.00	0.04	5.500	756	80.00
275,000.01 - 300,000.00	4	1,144,651.61	0.15	5.812	734	72.45
300,000.01 - 333,700.00	2	636,776.43	0.08	6.249	673	75.00
333,700.01 - 350,000.00	1	346,461.00	0.05	5.625	695	89.99
350,000.01 - 400,000.00	4	1,473,883.75	0.20	5.910	733	58.64
400,000.01 - 500,000.00	341	157,190,132.78	20.98	6.366	736	77.37
500,000.01 - 600,000.00	333	182,192,274.55	24.32	6.398	739	77.95
600,000.01 - 700,000.00	191	123,045,032.12	16.42	6.401	736	75.76
700,000.01 - 800,000.00	113	83,964,341.51	11.21	6.329	743	76.90
800,000.01 - 900,000.00	56	47,694,567.31	6.37	6.385	738	73.62
900,000.01 - 1,000,000.00	101	97,199,261.02	12.97	6.360	732	74.10
1,000,000.01 - 1,500,000.00	22	28,178,191.04	3.76	6.100	725	66.30
1,500,000.01 - 2,000,000.00	10	17,620,201.91	2.35	6.192	723	66.26
2,000,000.01 - 2,500,000.00	3	6,770,259.91	0.90	6.024	758	68.45
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The average balance at origination, as of the cut-off date is approximately $634,035.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Wells Fargo	1,180	743,275,761.35	99.20	6.354	736	75.72
Fifth Third	10	6,004,112.80	0.80	6.563	742	74.55
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
4.875 - 4.999	1	480,708.00	0.06	4.875	793	80.00
5.000 - 5.499	12	8,284,443.36	1.11	5.245	751	70.30
5.500 - 5.999	158	102,257,475.57	13.65	5.696	735	72.01
6.000 - 6.499	451	287,596,275.37	38.38	6.273	743	76.57
6.500 - 6.999	538	331,793,263.15	44.28	6.619	732	76.18
7.000 - 7.375	30	18,867,708.70	2.52	7.082	708	76.48
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average current rate, as of the cut-off date is approximately 6.356%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
240	1	430,201.57	0.06	5.625	813	80.00
360	1,189	748,849,672.58	99.94	6.356	736	75.70
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
238 - 300	1	430,201.57	0.06	5.625	813	80.00
301 - 359	1,189	748,849,672.58	99.94	6.356	736	75.70
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
First	1,190	749,279,874.15	100.00	6.356	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
No Simultaneous Second	620	388,566,811.56	51.86	6.335	738	74.33
Has Simultaneous Second	570	360,713,062.59	48.14	6.377	735	77.20
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Original Loan To Value Ratio (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
23.73 - 25.00	2	1,792,649.42	0.24	5.890	760	23.89
30.01 - 35.00	3	1,791,374.95	0.24	6.552	705	32.84
35.01 - 40.00	5	4,537,907.51	0.61	5.760	720	37.07
40.01 - 45.00	7	5,639,041.61	0.75	6.080	727	42.39
45.01 - 50.00	7	4,909,123.23	0.66	6.219	697	47.40
50.01 - 55.00	17	13,433,002.91	1.79	6.077	722	53.18
55.01 - 60.00	20	14,645,384.72	1.95	6.140	700	58.00
60.01 - 65.00	47	33,091,320.39	4.42	6.400	716	63.00
65.01 - 70.00	62	47,279,869.32	6.31	6.326	727	68.64
70.01 - 75.00	111	77,237,522.05	10.31	6.437	721	73.48
75.01 - 80.00	900	540,460,578.80	72.13	6.366	743	79.58
80.01 - 85.00	2	1,041,049.44	0.14	6.565	702	85.00
85.01 - 90.00	3	1,567,658.67	0.21	5.982	693	90.00
90.01 - 95.00	4	1,853,391.13	0.25	6.643	687	95.00
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 75.71%.

Original Combined Loan To Value Ratio (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
23.73 - 30.00	2	1,792,649.42	0.24	5.890	760	23.89
30.01 - 40.00	6	3,979,540.25	0.53	6.253	706	35.03
40.01 - 50.00	12	10,148,184.89	1.35	6.007	720	43.31
50.01 - 60.00	28	19,384,458.47	2.59	6.142	704	55.50
60.01 - 70.00	91	63,820,915.04	8.52	6.301	730	64.30
70.01 - 75.00	89	62,373,953.85	8.32	6.449	721	71.98
75.01 - 80.00	422	261,655,062.64	34.92	6.333	745	78.89
80.01 - 85.00	34	22,788,813.47	3.04	6.288	730	76.70
85.01 - 90.00	320	198,788,036.41	26.53	6.404	737	79.06
90.01 - 95.00	137	78,868,744.86	10.53	6.364	735	79.75
95.01 - 100.00	48	25,044,514.85	3.34	6.525	747	79.42
100.01 - 100.01	1	635,000.00	0.08	5.500	677	79.47
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 81.40%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
610 - 620	1	635,844.11	0.08	6.750	610	75.00
621 - 640	9	5,591,006.91	0.75	6.404	628	73.56
641 - 660	22	15,468,763.22	2.06	6.492	651	74.20
661 - 680	107	65,932,710.00	8.80	6.446	671	73.87
681 - 700	184	120,592,602.96	16.09	6.361	691	72.57
701 - 720	166	104,815,381.12	13.99	6.427	711	75.88
721 - 740	103	64,211,253.32	8.57	6.321	731	76.17
741 - 760	143	87,865,959.01	11.73	6.348	751	77.31
761 - 780	195	123,276,122.61	16.45	6.287	771	77.04
781 - 800	204	126,158,227.88	16.84	6.318	789	76.54
801 - 817	56	34,732,003.01	4.64	6.339	807	77.94
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average FICO, as of the cut-off date is approximately 736.

Geographic Concentration	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
California	548	362,686,016.82	48.40	6.415	739	75.43
New York	89	58,658,140.60	7.83	6.257	740	73.14
New Jersey	70	43,468,952.31	5.80	6.358	729	77.24
Virginia	58	34,609,903.82	4.62	6.302	743	79.05
Florida	55	33,176,661.47	4.43	6.380	727	74.89
Washington	44	24,528,691.86	3.27	6.262	726	76.54
Maryland	38	22,949,916.26	3.06	6.324	738	76.39
Colorado	36	19,830,924.22	2.65	6.195	734	77.90
Arizona	31	18,437,987.58	2.46	6.428	722	74.28
Illinois	26	14,720,054.17	1.96	6.312	736	76.82
Massachusetts	21	12,310,552.38	1.64	6.318	736	75.68
Pennsylvania	20	12,305,381.50	1.64	6.068	745	75.78
Texas	16	10,226,456.16	1.36	6.042	727	73.69
District of Columbia	16	9,380,637.24	1.25	6.369	744	77.93
Connecticut	12	7,714,887.05	1.03	6.133	720	72.86
Others	110	64,274,710.71	8.58	6.347	735	76.44
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
One Year CMT	1,179	742,647,761.35	99.11	6.354	736	75.71
Twelve Month LIBOR	11	6,632,112.80	0.89	6.557	744	75.06
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Annually	1,190	749,279,874.15	100.00	6.356	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
2.250 - 2.500	15	8,235,433.66	1.10	6.521	738	75.43
2.501 - 2.750	1,175	741,044,440.49	98.90	6.354	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average margin, as of the cut-off date is approximately 2.745%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
5.000	1,190	749,279,874.15	100.00	6.356	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
2.000	1,190	749,279,874.15	100.00	6.356	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
9.875 - 9.900	1	480,708.00	0.06	4.875	793	80.00
10.000 - 10.400	12	8,284,443.36	1.11	5.245	751	70.30
10.500 - 10.900	158	102,257,475.57	13.65	5.696	735	72.01
11.000 - 11.400	451	287,596,275.37	38.38	6.273	743	76.57
11.500 - 11.900	538	331,793,263.15	44.28	6.619	732	76.18
12.000 - 12.375	30	18,867,708.70	2.52	7.082	708	76.48
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.356%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
2.250 - 2.500	15	8,235,433.66	1.10	6.521	738	75.43
2.501 - 2.750	1,175	741,044,440.49	98.90	6.354	736	75.71
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.745%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
2015-06	4	3,097,958.42	0.41	5.579	723	65.99
2015-07	14	11,054,309.50	1.48	5.487	753	68.90
2015-08	7	5,963,843.81	0.80	5.483	733	55.34
2015-09	10	7,145,697.07	0.95	5.588	725	67.09
2015-10	16	9,417,747.95	1.26	5.635	727	64.33
2015-11	14	7,047,155.91	0.94	5.850	748	72.51
2015-12	12	8,049,954.87	1.07	6.061	733	64.46
2016-01	4	3,391,033.43	0.45	6.113	740	60.63
2016-02	2	1,346,200.00	0.18	6.367	767	80.00
2016-03	7	4,591,381.56	0.61	6.028	739	76.67
2016-04	17	9,460,116.88	1.26	6.414	732	77.60
2016-05	101	69,274,370.14	9.25	6.428	726	75.74
2016-06	815	504,720,061.34	67.36	6.411	737	76.62
2016-07	167	104,720,043.27	13.98	6.393	742	76.38
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Single Family	985	628,903,312.22	83.93	6.369	736	75.51
Condominium	171	99,439,866.64	13.27	6.293	741	76.90
Multi-Family (2-4 Units)	15	10,050,281.03	1.34	6.417	733	77.45
Co-Op	16	9,422,966.76	1.26	6.027	735	75.70
PUD	3	1,463,447.50	0.20	6.627	756	66.48
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Primary	1,105	699,186,153.37	93.31	6.354	737	75.74
Second Home	77	46,421,622.57	6.20	6.378	732	75.08
Investor	8	3,672,098.21	0.49	6.377	696	77.76
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Purchase	839	527,565,345.43	70.41	6.326	744	77.66
Cash-Out Refinance	200	121,392,568.62	16.20	6.480	719	70.05
Rate/Term Refinance	151	100,321,960.10	13.39	6.358	719	72.31
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

Doc Type (Income - Assets)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
Stated - Verified	740	478,001,076.03	63.79	6.392	738	76.34
Stated - Stated	274	152,034,549.63	20.29	6.381	760	74.10
Verified - Verified	174	118,378,248.49	15.80	6.178	701	75.24
Verified - Stated	2	866,000.00	0.12	6.286	719	70.91
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
None	164	96,633,905.74	12.90	6.216	727	75.55
120	1,026	652,645,968.41	87.10	6.376	738	75.73
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	WA FICO	WA OLTV
LTV Less than or Equal to 80%	1,182	745,631,585.52	99.51	6.355	737	75.63
PMI	1	431,447.17	0.06	6.375	784	95.00
Radian	4	1,671,701.12	0.22	6.097	691	89.67
RMIC	1	425,540.90	0.06	7.250	644	95.00
United Guaranty	2	1,119,599.44	0.15	6.618	679	90.29
Total:	1,190	749,279,874.15	100.00	6.356	736	75.71